Exhibit 24

Power of Attorney

Each of the persons whose signature appears below hereby constitutes and appoints W.J. Galvin, F.L. Steeves, T.G. Westman and J.L. Shively, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the following registration statements to be filed by Emerson Electric Co. (the “Company”) for the registration of shares of the Company’s Common Stock (including Preferred Stock Purchase Rights) or deferred compensation obligations in connection with the following specified employee benefit plans of the Company, and any and all supplements and amendments, including post-effective amendments thereto:

(i)	a Registration Statement on Form S-8 for the Company’s Savings Investment Restoration Plan and

(ii)	a Registration Statement on Form S-8 for the Company’s 2006 Incentive Shares Plan

and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental or regulatory authority), and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The foregoing power of attorney shall include the power to cause such registration statements for such Company employee benefit plans to constitute post-effective amendments to any prior registration statements for such plans.

/s/ D. N. Farr	Chairman of the Board, Chief Executive Officer, President and Director	August 5, 2008
D. N. Farr

/s/ W. J. Galvin	Senior Executive Vice President, Chief Financial Officer and Director	August 5, 2008
W. J. Galvin

/s/ R. J. Schlueter	Vice President and Chief Accounting Officer	August 5, 2008
R. J. Schlueter

/s/ A. A. Busch III	Director	August 5, 2008
A. A. Busch III

/s/ D. C. Farrell	Director	August 5, 2008
D. C. Farrell

	Director	August __, 2008
C. Fernandez G.

/s/ A. F. Golden	Director	August 5, 2008
A. F. Golden

/s/ R. B. Horton	Director	August 5, 2008
R. B. Horton

/s/ W. R. Johnson	Director	August 5, 2008
W. R. Johnson

/s/ V. R. Loucks, Jr.	Director	August 5, 2008
V. R. Loucks, Jr.

/s/ J. B. Menzer	Director	August 5, 2008
J. B. Menzer

/s/ C. A. Peters	Director	August 5, 2008
C. A. Peters

/s/ J. W. Prueher	Director	August 5, 2008
J. W. Prueher

/s/ R. L. Ridgway	Director	August 5, 2008
R. L. Ridgway

/s/ R. L. Stephenson	Director	August 5, 2008
R. L. Stephenson